UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 13, 2010
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Suite A1001-1002, Tower 16, Hengmao Int’l Center Nanchang City, Jiangxi Province, China	330003
(Address of principal executive offices)	(Zip Code)

86-791-6669093 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

On September 13, 2010, AgFeed Industries, Inc. (the “Company”), pursuant to a Membership Purchase Agreement, dated as of September 13, 2010, by and between the Company and AF Sellco, LLC (“Seller”), completed its acquisition of all of the outstanding equity interests of M2 P2, LLC (“M2P2”).  On September 17, 2010, the Company filed a Current Report on Form 8-K stating that it had completed the acquisition and that the financial statements and pro forma financial information required under Item 9.01 would be filed within 71 days after the date on which the Current Report on Form 8-K was required to be filed.  This amended Current Report on Form 8-K/A contains the required financial statements and pro forma financial information.

Item 9.01            Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

M2P2's audited consolidated financial statements for the three fiscal years ended December 31, 2009 and unaudited interim financial statements for the period ended June 30, 2010 are attached hereto as Exhibit 99.1.

(b)           Pro Forma Financial Information.

The unaudited pro forma financial information for the Company, after giving effect to the acquisition of M2P2 and adjustments described in such pro forma financial information, are attached hereto as Exhibit 99.2.

(d)           Exhibits.

99.1
M2 P2, LLC's audited financial statements, including the report of McGladrey & Pullen, LLP, for the three fiscal years ended December 31, 2009 and unaudited interim financial statements for the period ended June 30, 2010.

99.2	Unaudited pro forma financial information for AgFeed Industries, Inc., after giving effect to the acquisition of M2 P2, LLC and adjustments described in such pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: November 29, 2010

	By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
M2 P2, LLC's audited financial statements, including the report of McGladrey & Pullen, LLP, for the three fiscal years ended December 31, 2009 and unaudited interim financial statements for the period ended June 30, 2010.

99.2	Unaudited pro forma financial information for AgFeed Industries, Inc., after giving effect to the acquisition of M2 P2, LLC and adjustments described in such pro forma financial information